UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2019 (April 24, 2019)

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The following is a brief description of each matter voted on at the 2019 Annual Meeting and the number of votes cast for, withheld, or against, as well as the number of abstentions and broker non-votes for each proposal.

		For	Withheld	Broker Non-Votes
1.	Election of Directors
	Peter Bell	135,469,078	3,165,544	10,424,976
	William F. Bieber	134,085,422	4,549,200	10,424,976
	Theodore J. Bigos	135,222,507	3,412,115	10,424,976
	Craig R. Dahl	133,644,133	4,990,489	10,424,976
	Karen L. Grandstrand	135,590,398	3,044,224	10,424,976
	George G. Johnson	85,667,461	52,967,161	10,424,976
	Richard H. King	137,567,397	1,067,225	10,424,976
	Vance K. Opperman	120,728,354	17,906,268	10,424,976
	Roger J. Sit	135,614,113	3,020,509	10,424,976
	Julie H. Sullivan	138,308,132	326,490	10,424,976
	Barry N. Winslow	137,888,177	746,445	10,424,976
	Theresa M. H. Wise	138,316,153	318,469	10,424,976

		For	Against	Abstentions	Broker Non-Votes
2.	Advisory (Non-binding) Vote to Approve Executive Compensation	131,493,593	6,124,481	1,016,548	10,424,976
3.	Advisory (Non-binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2019	145,779,649	3,068,008	211,941	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  April 26, 2019